Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Marathon Petroleum Corporation, a Delaware corporation (the “Registrant”), does hereby constitute and appoint each of Gary R. Heminger, Donald C. Templin and Michael G. Braddock, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) a Registration Statement on Form S-4 (the “Form S-4 Registration Statement”) with respect to the registration under the Securities Act of 1933 (the “Securities Act”) of debt securities of the Registrant in connection with the exchange offer of such debt securities, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements and registration statements filed pursuant to Rule 462 of the Securities Act, and (ii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the debt securities covered by the Form S-4 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute. This Power of Attorney may be executed in multiple counterparts, each of which will be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 9th day of September, 2011.

/s/ Gary R. Heminger	/s/ Donald C. Templin
Gary R. Heminger	Donald C. Templin
President, Chief Executive Officer and Director (principal executive officer)	Senior Vice President and Chief Financial Officer (principal financial officer)

/s/ Michael G. Braddock	/s/ Evan Bayh
Michael G. Braddock Vice President and Controller (principal accounting officer)	Evan Bayh Director

/s/ David A. Daberko	/s/ William L. Davis
David A. Daberko Director	William L. Davis Director

/s/ Donna A. James	/s/ Charles R. Lee
Donna A. James Director	Charles R. Lee Director

/s/ Seth E. Schofield	/s/ John W. Snow
Seth E. Schofield Director	John W. Snow Director

/s/ John P. Surma	/s/ Thomas J. Usher
John P. Surma Director	Thomas J. Usher Director